10f-3 Transactions Summary*
* Evergreen Compliance Department
 has on file a checklist
signed by the portfolio
 manager and a compliance manager
stating that the transaction
fully complies with the conditions
of Rule 10f-3 of the Investment
Company Act of 1940.

Fund
Strategic Growth
Security
Visa Inc - Class A Shares
Advisor
EIMCO
Transaction
 Date
3/19/08
Cost
$51,617
Offering Purchase
0.01%
Broker
Zeigler Capital Mkts
Underwriting
Syndicate
Members
Goldman, Sachs & Co.
JP Morgan Securities Inc
Wachovia Capital Markets, LLC